                                                                  EXHIBIT 10 (s)

                                THIRD AMENDMENT

This Third Amendment (the "Amendment") is made and entered into as of the 22/nd/ day of October, 1999, by and between EOP- SUMMIT LIMITED PARTNERSHIP, a Delaware limited partnership ("Lessor") and Summit Bancshares, Inc. ("Lessee").

                                  WITNESSETH

A. WHEREAS, Lessor and Lessee are parties to that certain lease dated February, 1992 for space currently containing approximately 4978 rentable square feet (the "Original Premises") described as Suite No(s). 604 on the sixth (6th) floor of the buildings commonly known as Summit Office Park and the address of which is 1200-1300 Summit Ave., Fort Worth, TX (the "Building"), which lease has been previously amended by First Amendment dated May 3, 1994 (the "First Amendment") and Second Amendment dated July 8, 1998 (the "Second Amendment") which, among other things, extended the term of the lease (the First Amendment, Second Amendment and lease are collectively referred to herein as the "Lease"); and

B. WHEREAS, Lessee has requested that additional space consisting of approximately 1,829 rentable square feet on the sixth (6th) floor of the 1300 Summit Building shown on Exhibit A hereto ("Expansion Space") be added to the Premises; and

C. WHEREAS, the Lease Term shall expire on February 15, 2000 ("Prior Termination Date") and the parties desire to extend the term of the lease subject to the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

     I.   EXPANSION AND EFFECTIVE DATE. Effective as of the Expansion Effective
          ----------------------------
          Date (as hereinafter defined), the Premises as defined in the Lease, is hereby increased from 4,978 rentable square feet on the sixth (6th) floor to 6,807 rentable square feet on the sixth (6th) floor by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Lease Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Extended Termination Date. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Lessee shall not be entitled to receive any allowance, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

          A. The Expansion Effective Date shall be the later to occur of (i) December 1, 1999 ("Target Expansion Effective Date"), and (ii) the date upon which Lessor's improvement work in the Expansion Space has been substantially completed; provided, however, that if Lessor shall be delayed in substantially completing the Lessor's work in the Expansion Space as a result of the occurrence of any of the following (a "Delay"):

               1. Lessee's failure to furnish information or to respond to any request by Lessor for any approval or information within any time period prescribed or, if no time period is prescribed, then within two (2) Business Days of such request; or

               2. Lessee's insistence on materials, finishes or installations that have long lead times after having first been informed by Lessor that such materials, finishes or installations will cause a Delay; or

               3.   Changes in any plans and specifications; or

               4. The performance by a person or entity employed by Lessee in the completion of any work (all such work and such persons or entities being subject to the prior approval of Lessor); or

               5. Any request by Lessee that Lessor delay the completion of any of the Lessor's work; or

               6. Any breach or default by Lessee in the performance of Lessee's obligations under this Amendment or the Lease; or

               7. Any delay resulting from Lessee's having taken possession of the Expansion Space for any reason prior to substantial completion of the Lessor's work; or

               8. Any other delay chargeable to Lessee, its agents, employees or independent contractors;

               then, for the purposes of determining the Expansion Effective Date, the date of substantial completion shall be deemed to be the day that said Lessor's work would have been substantially completed absent any such Delay(s). The Expansion Space shall be deemed to be substantially completed on the date that Lessor reasonably determines that all Lessor's work has been performed (or would have been performed absent of any Delays), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Lessee's use of the Expansion Space. The adjustment of the Expansion Effective date and, accordingly, the postponement of Lessee's obligation to pay Rent on the

               Expansion Space, shall be Lessee's sole remedy and shall constitute full settlement of all claims that Lessee might otherwise have against Lessor by reason of the Expansion Space not being ready for occupancy by Lessee on the Target Expansion Effective Date.

          B. In addition to the postponement, if any, of the Expansion Effective Date as a result of the applicability of Paragraph I.A. of this Amendment, the Expansion Effective Date shall be delayed to the extent that Lessor fails to deliver possession of the Expansion Space for any other reason (other than Delays by Lessee), including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Lessor to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Termination Date under the Lease shall not be similarly extended.

     II.  EXTENSION. The Lease Term is hereby extended for a period of
          ---------
          fifty-eight (58) months and thirteen (13) days and shall expire on December 31, 2004 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date shall be referred to herein as the "Extended Term".

     III. ORIGINAL PREMISES BASE MONTHLY RENT.
          -----------------------------------

          A. Original Premises up to the Prior Termination Date. The Base Monthly Rent, Additional Rent and all other charges under the Lease shall be payable as provided therein with respect to the Original Premises through and including the day prior to the Prior Termination Date.

          B. Original Premises From and After Extension Date. As of the Extension Date, the schedule of monthly installments of Base Monthly Rent payable with respect to the Original Premises from and after the Extension Date is the following:

               Lessee shall pay Lessor the sum of Three Hundred Twenty-Seven Thousand Four Hundred Fourteen and 62/100's Dollars ($327,414.62) in fifty-nine (59) installments as follows:

               1. One (1) installment of $2,600.12 payable for the period from February 16, 2000 to February 28, 2000.

               2. Fifty-Eight (58) equal installments of $5,600.25 each payable on or before the first day of each month during the period beginning March 1, 2000 and ending December 31, 2004.

                    All such Base Monthly Rent shall be payable by Lessee in accordance with the terms of Paragraph V hereof.

     IV.  EXPANSION SPACE BASE MONTHLY RENT.
          ---------------------------------

          A. As of the Expansion Effective Date and in addition to the Original Premises Base Monthly Rent, the schedule of monthly installments of Base Monthly Rent payable with respect to the Expansion Space from and after the Expansion Effective Date is the following:

               Lessee shall pay Lessor the sum of One Hundred Fifty-One Thousand Eighty-Two and 97/100 Dollars ($151,082.97) as Base Monthly Rent for the Expansion Space for the Extended Term in sixty-one (61) monthly installments as follows:

               1. Sixty-One (61) equal installments of $2,476.77 each payable for the period from December 1, 1999 to December 31, 2004;

               Lessor and Lessee acknowledge that the foregoing schedule is based on the assumption that the Expansion Effective Date is the Target Expansion Effective Date. If the Expansion Effective Date is postponed, the beginning date set forth above with respect to the payment of any installment(s) of Base Monthly Rent shall be appropriately adjusted on a per diem basis and set forth in a confirmation letter to be prepared by Lessor. All such Base Monthly Rent shall be payable by Lessee in accordance with the terms of Paragraph VI hereof.

     V.   ORIGINAL PREMISES ADDITIONAL RENT Effective as of the Extension Date,
          ---------------------------------
          Exhibit A "ADDITIONAL RENT" of the Lease is deleted in its entirety and the following shall be in effect for the Original Premises for the Extended Term:

          A. With the lease year commencing January 1, 2000, Lessee shall pay to Lessor as additional rent the amount (the "Excess") by which the sum of the Lessee's Pro Rata Share of (1) the Taxes (hereinafter defined) for the applicable calendar year and (2) the Expenses (hereinafter defined) for the applicable calendar year exceeds $6.50 per rentable square foot (the "Expense Stop"); provided Lessee shall not be entitled to a credit of Lessee's Pro Rata Share is less than $6.50 per rentable square foot. For purposes hereof,

               (i) "Expenses" shall mean all Basic Costs (as hereinafter defined but excluding Taxes and all janitorial costs except those associated with the common areas of the Building, and

               (ii) "Lessee's Pro Rata Share" for the Original Premises means 2.08%

               As soon as is practical following the end of each calendar year, commencing December 31, 2000, Lessor shall furnish to Lessee a statement (the "Annual Statement") of Lessor's actual Basic Costs and the actual Excess for the previous calendar year. Not later than thirty (30) days after Lessee's receipt of the Annual Statement, Lessee will pay to Lessor, as additional rent, the Excess stated in the Annual Statement.

          B. Basic Costs shall mean all costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, but not limited to, the following:

               1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including, but not limited to, amounts incurred for wages, salaries and other compensation for services, payroll, social security, insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

               2. All management fees, the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Lessor shall be entitled to a management fee comparable to that due and payable to third parties provided Lessor or management companies owned by, or management divisions of, Lessor perform actual management services of a comparable nature and type as normally would be performed by third parties.

               3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement, and maintenance and the control of access to the Building and the Property.

               4. All amounts charged to Lessor by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Lessor's option, major repair items may be amortized over a period of up to five (5) years.

               5. All premiums and deductibles paid by Lessor for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Lessor's Mortgagee.

               6. Charges for all utilities, including, but not limited to, water, electricity, gas and sewer, but excluding those charges for which Lessor is otherwise reimbursed by lessees.

               7. "Taxes," which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution of supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expense, (c) all taxes imposed on services of Lessor's agents and employees, (d) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitations, any costs incurred by Lessor to challenge the tax valuation of the Building, but excluding income taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Lessor's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Lessor's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Lessee paid its Pro Rata Share of Basic Costs, then Basic Costs for such year will be retroactively adjusted and Lessor shall provide Lessee with a credit, if any, based upon such adjustments. Likewise, if a reduction is subsequently obtained for the tax component of Basic Costs, Basic Costs shall be restated and the Excess for all subsequent years recomputed. Lessee shall pay Lessor Lessee's Pro Rata Share of any such increase in the Excess within thirty (30) days after Lessee's receipt of a statement therefor from Lessor.

               8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking area and garages of the Property, if any.

               9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or Venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, any parking equipment and rubbish removal and/or disposal fees.

               10. Cost of all other repairs, replacements and general maintenance of the Property and Building, neither specified above nor directly billed to lessees.

               11. The amortized cost of capital improvements made to the Building or the Property which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Lessor's insurance carrier. The cost of such capital improvement shall be amortized over a period of five (5) years and shall, at Lessor's option, include interest at a rate that is reasonably equivalent to the interest rate that Lessor would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period of any capital improvement is less than five (5) years, Lessor may amortize the cost of such capital improvement over the payback period.

               12. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class office building, would be construed as an operating expense.

                    If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Lessor is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall be determined as if the Building had been ninety-five percent (95%) occupied and Lessor had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year.

          C. If Basic Costs for any calendar year increase by more than five percent (5%) over Basic Costs for the immediately preceding calendar year, Lessee, within ninety (90) days after receiving the Annual Statement for a particular calendar year, shall have the right to provide Lessor with written notice (the "Review Notice") of its intent to review Lessor's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Lessor shall make such books and records available to Lessee or Lessee's agent for its review at either Lessor's home office or the office of the Building, provided that if Lessee retains an agent to review Lessor's books and records for any calendar year, such agent must be CPA firm licensed to do business in the state in which the Building is located. If Lessee fails to give Lessor written notice of objection within thirty (30) days after its review or fails to provide Lessor with a Review Notice within the ninety (90) day period provided above, Lessee shall be deemed to have approved Lessor's Annual Statement in all respects and shall thereafter be barred from raising any claims with respect thereto. Any information obtained by Lessee pursuant to the provisions of this Section shall be treated as confidential.

     VI.  EXPANSION SPACE ADDITIONAL RENT Effective as of the Expansion
          -------------------------------
          Effective Date, Lessee shall pay to Lessor Additional Rent for the Expansion Space for the Extended Term in accordance with the following:

          A. With the lease year commencing January 1, 2000, Lessee shall pay to Lessor as additional rent the amount (the "Excess") by which the sum of the Lessee's Pro Rata Share of (1) the Taxes (hereinafter defined) for the applicable calendar year and (2) the Expenses (hereinafter defined) for the applicable calendar year exceeds $6.70 per rentable square foot (the "Expense Stop"); provided Lessee shall not be entitled to a credit of Lessee's Pro Rata Share is less than $6.70 per rentable square foot. For purposes hereof,

               (i) "Expenses" shall mean all Basic Costs (as hereinafter defined but excluding Taxes), and

               (ii)   "Lessee's Pro Rata Share" for the Expansion Space means
                      .765%

               As soon as is practical following the end of each calendar year, commencing December 31, 2000, Lessor shall furnish to Lessee a statement (the "Annual Statement") of Lessor's actual Basic Costs and the actual Excess for the previous calendar year. Not later than thirty (30) days after Lessee's receipt of the Annual Statement, Lessee will pay Lessor, as additional rent, the Excess stated in the Annual Statement.

          B. Basic Costs shall mean all costs and expenses paid or incurred in each calendar year in connection with operating, maintaining, repairing, managing and owning the Building and the Property, including, but not limited to, the following:

               1. All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Property, including, but not limited to, amounts incurred for wages, salaries and other compensation for services, payroll, social security, insurance, uniforms, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

               2. All management fees, the cost of equipping and maintaining a management office at the Building, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property. If management services are not provided by a third party, Lessor shall be entitled to a management fee comparable to that due and payable to third parties provided Lessor or management companies owned by, or management division of, Lessor perform actual management services of a comparable nature and type as normally would be performed by third parties.

               3. All rental and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement, and maintenance and the control of access to the Building and the Property.

               4. All amounts charged to Lessor by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement of and control of access to any part of the Building, or Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment. At Lessor's option, major repair items may be amortized over a period of up to five (5) years.

               5. All premiums and deductibles paid by Lessor for fire and extended coverage insurance, earthquake and extended coverage insurance, liability and extended coverage insurance, rental loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by lessors of comparable office buildings or required to be carried by Lessor's Mortgagee.

               6. Charges for all utilities, including, but not limited to, water, electricity, gas and sewer, but excluding those charges for which Lessor is otherwise reimbursed by Lessees.

               7. "Taxes," which for purposes hereof, shall mean: (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution of supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expense, (c) all taxes imposed on services of Lessor's agents and employees, (d) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitations, any costs incurred by Lessor to challenge the tax valuation of the Building, but excluding income taxes. For the purpose of determining real estate taxes and assessments for any given calendar year, the amount to be included in Taxes for such year shall be as follows: (1) with respect to any special assessment that is payable in installments, Taxes for such year shall include the amount of the installment (and any interest) due and payable during such year; and (2) with respect to all other real estate taxes, Taxes for such year shall, at Lessor's election, include either the amount accrued, assessed or otherwise imposed for such year or the amount due and payable for such year, provided that Lessor's election shall be applied consistently throughout the Lease Term. If a reduction in Taxes is obtained for any year of the Lease Term during which Lessee paid its Pro Rata Share of Basic Costs, then Basic

                    Costs for such year will be retroactively adjusted and Lessor shall provide Lessee with a credit, if any, based upon such adjustments. Likewise, if a reduction is subsequently obtained for the tax component of Basic Costs, Basic Costs shall be restated and the Excess for all subsequent years recomputed. Lessee shall pay Lessor Lessee's Pro Rata Share of any such increase in the Excess within thirty (30) days after Lessee's receipt of a statement therefor from Lessor.

               8. All landscape expenses and costs of maintaining, repairing, resurfacing and striping of the parking area and garages of the Property, if any.

               9. Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or Venetian blind cleaning, janitorial services, pest control, uniform supply, plant maintenance, landscaping, any parking equipment and rubbish removal and/or disposal fees.

               10. Cost of all other repairs, replacements and general maintenance of the Property and Building, neither specified above nor directly billed to lessees.

               11. The amortized cost of capital improvements made to the Building or the Property which are: (a) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or (b) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Lessor's insurance carrier. The cost of such capital improvement shall be amortized over a period of five (5) years and shall, at Lessor's option, include interest at a rate that is reasonably equivalent to the interest rate that Lessor would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed, provided if the payback period of any capital improvement is less than five (5) years, Lessor may amortize the cost of such capital improvement over the payback period.

               12. Any other expense or charge of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first-class office building, would be construed as an operating expense.

                    If the Building is not at least ninety-five percent (95%) occupied during any calendar year of the Lease Term or if Lessor is not supplying services to at least ninety-five percent (95%) of the total Rentable Area of the Building at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall be determined as if the Building had been ninety-five percent (95%) occupied and Lessor had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building during such year.

          C. If Basic Costs for any calendar year increase by more than five percent (5%) over Basic Costs for the immediately preceding calendar year, Lessee, within ninety (90) days after receiving the Annual Statement for a particular calendar year, shall have the right to provide Lessor with written notice (the "Review Notice") of its intent to review Lessor's books and records relating to the Basic Costs for such calendar year. Within a reasonable time after receipt of a timely Review Notice, Lessor shall make such books and records available to Lessee or Lessee's agent for its review at either Lessor's home office or the office of the Building, provided that if Lessee retains an agent to review Lessor's books and records for any calendar year, such agent must be CPA firm licensed to do business in the state in which the Building is located. If Lessee fails to give Lessor written notice of objection within thirty (30) days after its review or fails to provide Lessor with a Review Notice within the ninety (90) day period provided above, Lessee shall be deemed to have approved Lessor's Annual Statement in all respects and shall thereafter be barred from raising any claims with respect thereto. Any information obtained by Lessee pursuant to the provisions of this Section shall be treated as confidential.


     VII. IMPROVEMENTS TO EXPANSION SPACE.
          -------------------------------

          A. Condition of Expansion Space. Lessee has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of the Lessor to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

          B. Cost of Improvements to Expansion Space. Provided Lessee is not in default, Lessee shall be entitled to receive an improvement allowance (the "Expansion Improvement Allowance") in an amount not to exceed Twelve Thousand Nine Hundred Sixteen and no/100 Dollars ($12,916.00) (i.e., $7.06 per rentable square foot of the Expansion Space) to be applied toward the cost of performing initial construction, alteration or improvement of the Expansion Space, including but not limited to the cost of space planning, design and related architectural and engineering services. In the event the total cost of the initial improvements to the Expansion Space exceeds the Expansion Improvement Allowance, Lessee shall pay for such excess upon demand. The entire unused balance of the Expansion Improvement Allowance, if any, shall accrue to the sole benefit of Lessor. Lessor shall pay such Expansion Improvement Allowance directly to the contractors retained to perform the construction, design or related improvement work to the Expansion Space.

          C. Responsibility for Improvements to Expansion Space. Lessor shall enter into a direct contract for the initial improvements to the Expansion Space with a general contractor selected by Lessor. Lessee shall devote such time in consultation with Lessor or Lessor's architect as may be required to provide all information Lessor deems necessary in order to enable Lessor to complete, and obtain Lessee's written approval of, the plans for the initial improvements to the Expansion Space in a timely manner. All plans for the initial improvements to the Expansion Space shall be subject to Lessor's consent, which consent shall not be unreasonably withheld. If the cost of such improvements exceeds the Expansion Improvement Allowance, then prior to commencing any construction of improvements to the Expansion Space, Lessor shall submit to Lessee a written estimate setting forth the anticipated cost, including but not limited to the cost of space planning, design and related architectural and engineering services, labor and materials, contractor's fees, and permit fees. Within a reasonable time thereafter, Lessee shall either notify Lessor in writing of its approval of the cost estimate or specify its objections thereto and any desired changes to the proposed improvements. In the event Lessee notifies Lessor of such objections and desired changes, Lessee shall work with Lessor to reach a mutually acceptable alternative cost estimate.

    VIII. EARLY ACCESS TO EXPANSION SPACE. During any period that Lessee shall
          -------------------------------
          be permitted to enter the Expansion Space prior to the Expansion Effective Date (e.g., to perform alterations or improvements, if any), Lessee shall comply with all terms and provisions of the Lease, except those provisions requiring payment of Base Rental or Additional Base Rental as to the Expansion Space. If Lessee takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of the work in the Expansion Space with Lessor's prior approval), such possession shall be subject to all the terms and conditions of the Lease and this Amendment, and Lessee shall pay Base Rental and Additional Base Rental as applicable to the Expansion Space to Lessor on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

     IX.  OTHER PERTINENT PROVISIONS. Lessor and Lessee agree that, effective as
          --------------------------
          of the date hereof (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

          A. ARTICLE 29, "Notices" of the Lease shall be modified and amended by deleting the section containing the address for Lessor and substituting the following therefor:

               "Lessor

               EOP-Summit Limited Partnership
               c/o Equity Office Properties Trust
               1300 Summit Avenue
               Suite 220
               Fort Worth, Texas 76102

               With a copy to Lessor:

               c/o Equity Office Properties Trust
               Two North Riverside Plaza
               Suite 2200
               Chicago, Illinois 60606
               Attention: Regional Counsel - Southwest Region

               Payment of Rent only shall be made payable to:
               Equity Office Properties

               at the following address:

               Equity Office Properties, L.L.C.
               d/b/a Summit Office Park
               P.O. Box 844552
               Dallas, Texas 75284-4552"

          B. Effective as of the Expansion Effective Date and subject to the terms and conditions of ARTICLE C.l.E. of the Second Amendment, Lessee agrees to lease from Lessor and Lessor agrees to lease to Lessee a total of two (2) additional covered, reserved Spaces and four (4) unreserved surface Spaces (the "Additional Spaces") in the Parking Area.

          C. Effective as of the Expansion Effective Date, ARTICLE C.ll. of the Second Amendment "Suite 634 Rights" shall be deleted in its entirety, and shall be of no further force and effect.

     X.   MISCELLANEOUS.
          --------------

          A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Lessee be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Lessee in connection with entering into the Lease, unless specifically set forth in this Amendment.

          B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

          C. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.

          D. Submission of this Amendment by Lessor is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Lessee. Lessor shall not be bound by this Amendment until Lessor has executed and delivered the same to Lessee.

          E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

          F. Lessee hereby represents to Lessor that Lessee has dealt with no broker other than Kelly Geren & Searcy in connection with this Amendment. Lessee agrees to indemnify and hold Lessor, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Lessor Related Parties") harmless from all claims of any brokers other than Kelly Geren & Searcy claiming to have represented Lessee in connection with this Amendment. Lessor hereby represents to Lessee that Lessor has dealt with no broker other than the Richard D. Minker Co. in connection with this Amendment. Lessor agrees to indemnify and hold Lessee, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Lessee Related Parties")harmless from all claims of any brokers other than the Richard D. Minker Co. claiming to have represented Lessor in connection with this Third Amendment.

     IN WITNESS WHEREOF, Lessor and Lessee have duly executed this Amendment as of the day and year first above written.

WITNESSES; ATTESTATION LESSOR:     EOP-SUMMIT LIMITED PARTNERSHIP, a
                                   Delaware limited partnership

                                   By:  EOP-Summit, L.L.C., a Delaware limited
                                        liability company, its general partner

                                        By:  EOP Operating Limited Partnership,
                                             a Delaware limited partnership, its
                                             sole member

                                             By:  Equity Office Properties
                                                  Trust, a Maryland real estate
                                                  investment trust, its managing
                                                  general partner


                                                  By:    /s/ Brad Fricks
                                                         -----------------------
                                                  Name:  Brad Fricks
                                                         -----------------------
                                                  Title: Vice-President- Leasing
                                                         -----------------------


                       LESSEE:     SUMMIT BANCSHARES, INC.


                                   By:    /s/ Bob G. Scott
                                          --------------------------------------
                                   Name:  Bob G. Scott
                                          --------------------------------------
                                   Title: Executive Vice President
                                          --------------------------------------

                                   EXHIBIT A

                                EXPANSION SPACE


     This Exhibit is attached to and made a part of the lease dated as of the 22nd October, 1999, by and between EOP SUMMIT LIMITED PARTNERSHIP, a Delaware limited partnership ("LESSOR") and SUMMIT BANCSHARES, INC. ("LESSEE") for space in the Building located at 1300 Summit Avenue, Suite 634, Fort Worth, Texas.


                            1300 SUMMIT OFFICE PARK
                    Tenant Name:    Summit Bancshares, Inc.
                    Suite Number:   634
                    Square Feet:    1,829 rentable

     IN WITNESS WHEREOF, LESSOR AND LESSEE have entered into this Lease as of the date first written above.

LESSOR:  EOP-SUMMIT LIMITED PARTNERSHIP, a Delaware limited partnership

         By: EOP-Summit, L.L.C., a Delaware limited liability company, its general partner

               By: EOP Operating Limited Partnership, a Delaware limited partnership, its sole member

                    By: Equity Office Properties Trust, a Maryland real estate investment trust, its managing general partner

                         By:    /s/ Brad Fricks
                                ------------------------
                         Name:  Brad Fricks
                                ------------------------
                         Title: Vice-President- Leasing
                                ------------------------

LESSEE:  SUMMIT BANCSHARES, INC.

         By:    /s/ Bob G. Scott
                -------------------------
         Name:  Bob G. Scott
                -------------------------
         Title: Executive Vice President
                -------------------------